UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 12, 2014

First Citizens Banc Corp

(Exact name of Registrant as specified in its charter)

Ohio	001-36192	34-1558688
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	( IRS Employer Identification No.)

100 East Water Street, P.O. Box 5016, Sandusky, Ohio 44870

(Address of principle executive offices)

Registrant’s telephone number, including area code: (419) 625-4121

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

Sandusky, Ohio (March 12, 2014) - First Citizens Banc Corp (NASDAQ: FCZA), parent company of The Citizens Banking Company (Company), announced the Company’s plans to close three of its branches in 2014 as a result of ongoing branch efficiency studies. The affected branches are located in Chatfield, Tiro and Hilliard, Ohio and all three branches will close at 5:00 pm on June 6, 2014. Customer accounts will be serviced by neighboring branches.

James O. Miller, President and CEO stated, “With the ever-growing popularity of electronic banking options and the proximity of our other full-service branches, it is no longer cost-effective to sustain these full-service offices. While we are closing buildings, we remain committed to servicing the financial needs of each of the communities within our footprint.” As of December 31, 2013, the three branches had approximately $14.6 million in total deposits. In connection with the branch closures the Company anticipates taking a pre-tax charge in the first quarter of 2014 of approximately $80 thousand. The Company anticipates annualized cost savings of $250,000 as a result of these closures. Approximately half of that amount will be realized in 2014.

First Citizens Banc Corp is a $1.1 billion financial holding company headquartered in Sandusky, Ohio. Citizens Banking Company operates 28 locations in central and north central Ohio.

First Citizens Banc Corp may be accessed at www.fcza.com. The Company’s common stock is traded on the Nasdaq Capital Market under “FCZA”. The Company’s depositary shares, each representing a 1/40th ownership interest in a Series B Preferred Share, are traded on the NASDAQ Capital Market under the symbol “FCZAP”.

This document contains, and future oral and written statements of the Company and its management may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Company. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the Company’s management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “intend,” “estimate,” “may,” “will,” “would,” “could,” “should” or other similar expressions. Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events. Additional information concerning the Company and its business, including factors that could materially affect the Company’s financial results, is included in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K.

For additional information, contact:

James O. Miller

President and CEO

First Citizens Banc Corp

888-645-4121

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

First Citizens Banc Corp
(Registrant)

Date: March 12, 2014	/s/ Todd A. Michel
Todd A. Michel,
Senior Vice President & Controller